UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PJT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2025, the Board of Directors (the “Board”) of PJT Partners Inc. (the “Company”) appointed Peter L.S. Currie as a director of the Company, effective as of July 30, 2025. The appointment of Mr. Currie increases the size of the Board to eight members. The Board has designated Mr. Currie as a Class II director who will stand for election by the Company’s shareholders at the Company’s Annual Meeting to be held in 2026. Mr. Currie also has been appointed to the Audit Committee of the Board, effective as of July 30, 2025.

Mr. Currie is a highly experienced senior executive, having served in senior leadership roles in high-growth, technology-driven companies. Since 2005, Mr. Currie has served as President of Currie Capital LLC, a private investment firm. Mr. Currie previously served as Executive Vice President and Chief Administrative Officer of Netscape Communications Corporation and as Executive Vice President and Chief Financial Officer of McCaw Cellular Communications, Inc. Prior to these roles, Mr. Currie spent nine years in investment banking at Morgan Stanley, where he served as a Principal. In addition to his management experience, Mr. Currie has served on the boards of directors and audit committees of Twitter, Inc., Schlumberger Limited, New Relic, Inc., Clearwire Corporation, CNET Networks, Inc., Safeco Corporation, and Sun Microsystems, Inc.

Mr. Currie previously served as President of the Board of Trustees of Phillips Academy and holds a B.A. in Economics and French Literature from Williams College and an M.B.A. from Stanford University.

In connection with his service as a director, Mr. Currie will receive the Company’s previously disclosed standard compensation for non-employee directors, as described in the “Director Compensation” section of the Company’s Proxy Statement for the 2025 annual meeting of shareholders of the Company, which was filed with the Securities and Exchange Commission on April 29, 2025 (File No. 001-36869).

The Board has affirmatively determined that Mr. Currie qualifies as an independent director under the guidelines for director independence set forth in the Company’s Corporate Governance Guidelines and under applicable New York Stock Exchange rules. There are no arrangements or understandings between Mr. Currie and any person pursuant to which Mr. Currie was selected as a director, and there are no actual or proposed transactions between Mr. Currie or any of his immediate family members and the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as a director of the Company.

A press release announcing the appointment of Mr. Currie as a director, as described above, is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of PJT Partners Inc. issued on July 31, 2025.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ David K.F. Gillis
Name: David K.F. Gillis
Title: Managing Director, Corporate Secretary

Date: July 31, 2025